Exhibit 2.4


                            SECURITY AGREEMENT



      UPAT Services, Inc. is the maker of a Promissory Note ("Maker") in the principal amount of $983,684.21, dated January 31, 1996, (the "Note") payable to USAA (together with its successors and assignees, and a Promissory Note in the principal amount of $351,315.79, dated January 31, 1996 (hereinafter collectively referred to as the "Notes"), payable to TEXAS RESEARCH AND TECHNOLOGY FOUNDATION (hereinafter cumulatively referred to as the "Sellers").

      As partial consideration and collateral for the loan evidenced by the Notes, the Maker has agreed to grant, assign and set over to the Sellers a security interest in certain property of the Maker and its successors and assigns and hereby agrees as follows:

      1. Grant of Security Interest. All indebtedness evidenced by and any obligations arising under the Notes (or under such other promissory notes as may be issued by the Maker to the Sellers or an assignee thereof as replacement or substitute notes) or this Agreement, including any extensions, renewals, refinancing or changes in form thereof, now existing or hereafter arising, are hereinafter referred to as the "Obligations."

      As security for the Obligations, the Maker hereby assigns, grants, and sets over to the Sellers, and agrees that the Sellers shall have a security interest in the following collateral (the "Collateral"): All of the shares of stock of University Science Engineering and Technology, Inc. ("USET"), which has been authorized by the Board of Directors of USET.

      2. Execution of Financing and Other Statements. At any time and from time to time, upon request of the Sellers, or any successor, assignee, transferee or subsequent holder of the Notes (collectively the "Successor"), the Maker will give and execute, any notice, financing statement, continuation statement, instrument, document or agreement that the Sellers or their Successors may consider necessary or desirable to create, preserve, continue, perfect or validate the security interest granted hereunder or which the Sellers or their Successors may consider necessary or desirable to exercise or enforce their rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Sellers or their Successors are authorized to file with respect to the Collateral one or more financing statements, continuation statements or other documents without the signature of the Maker and to name therein the Maker as debtor and the Sellers or their Successors as secured parties or to correct or complete, or cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been signed by the Maker, provided, however, that upon final discharge of the Obligations by the Maker, the Sellers or their Successors shall promptly file such termination statements and other documents as are necessary to evidence the termination of the security interest granted hereunder.

      In addition to the foregoing, the Maker hereby constitutes and appoints the Sellers and their officers, acting singly, with full power of substitution, its true and lawful attorney-in-fact in its name, place and stead to carry out fully the provisions of this Security Agreement and take any action which such parties may deem necessary or appropriate in that connection after an Event of Default has occurred and so long as such Event of Default remains uncured. The power of attorney hereby granted shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the subsequent disability, incapacity, bankruptcy, dissolution or termination of the Maker or any delivery by the Maker of an assignment of the whole or any portion of the Collateral.

      3. Default. Each of the following shall constitute an event of default ("Event of Default") hereunder, (i) if the Maker shall fail to make payment of any of the Obligations within ten (10) days of the date when such payment is due; (ii) if the Maker has made any material misrepresentation in or with respect to, or has breached or does breach any provision of, this Security Agreement, or any other agreement entered into between the Maker and the Sellers; (iii) if an event of default occurs under the Note; (iv) if the Maker shall become insolvent or if any proceeding shall be instituted by the Maker seeking relief on its behalf as debtor, or to adjudicate it a bankrupt, or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property or the Maker shall consent by answer or otherwise to the institution of any such proceeding against it; (v) if any proceeding shall be instituted against the Maker seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief to debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property which either (a) results in any such entry of an order for relief, adjudication or bankruptcy or insolvency or issuance or entry of any other order having a similar effect or (b) remains undismissed for a period of 60 days; (vi) if a receiver, trustee or other custodian is appointed for any substantial part of the Maker's assets; (vii) if any assignment for the benefit of the Maker's creditors shall be made; or (viii) if any of the Collateral shall be attached or distrained at any time pursuant to any court order or other legal process.

      If an Event of Default shall occur and if such default shall remain uncured for a period of ten days after notice by Sellers to the Maker then, at the option of the Sellers or their Successors, all Obligations shall become immediately due and payable and the Sellers may avail themselves of all rights and remedies granted hereunder or pursuant to the Partnership Agreement of the Partnership or available to a secured party under the Uniform Commercial Code as in force in the State of Texas or available to a secured party under the Uniform Commercial Code as in force in the state in which secured party is incorporated or maintains its principal place of business in the United States. Such rights shall include without limiting the generality of the foregoing, the right to vote the Collateral in any manner it may see fit, or to sell, assign and deliver the Collateral or any part thereof, at public or private sale wherever the Sellers or their Successors may determine in good faith and at such prices as the Sellers or their Successors may deem best. At any such sale the Sellers or their Successors shall have the right to purchase the Collateral, or any part thereof. The Maker consents to private sales so made even though such sales may be at prices and upon other terms less favorable than if the Collateral were sold at public sale. The Maker agrees that the Sellers or their Successors shall have no obligation to delay sale of the Collateral for the period of time necessary to permit the offering and sale of the Collateral to be registered for public sale under the Securities Act of 1933, as amended (the "Act") and applicable state or local securities or blue sky laws. The Maker consents that private sales made under the foregoing circumstances will be deemed to have been made in a commercially reasonable manner. The parties agree that written notice mailed to the Maker ten (10) business days prior to the date after which private sale or any other disposition of the Collateral will be made shall constitute reasonable notice (all other notices, demands, or advertisement of any kind being hereby expressly waived), but notice given in any other reasonable manner or at any other reasonable time shall be sufficient. The Maker shall be liable for reasonable attorney's fees and legal expenses incurred by the Seller or their Successors in enforcing any of its rights or remedies hereunder, and without limiting the rights of the Sellers or their Successors, the proceeds of disposition of the Collateral may be applied in the Sellers' or their Successors' discretion to payment of such reasonable attorney's fees and legal expenses. To the extent permissible by law, the Maker waives the right to trial by jury in any action or proceeding instituted against the Maker in respect of the Note and other Obligations or the enforcement of any rights granted to the Sellers or their Successors hereunder. In addition, the Maker hereby acknowledges that the remedies provided herein in favor of the Sellers or their Successors shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in favor of the Sellers or their Successors now or hereafter existing by statute, at law or in equity including, without limitation, all rights reserved to the Sellers.

      The Maker recognizes that for the reasons as set forth herein, a sale, public or private, of the Collateral, may not be able to be effected and the Sellers or their Successors is herewith expressly authorized at its sole election, without any obligation to do so, to retain the Collateral until a purchase can be effected. Until such sale, Sellers, or their Assignees, may elect to hold said Collateral and be treated as the owner thereof. Upon the happening of the sale, the Sellers, upon receipt of its pro rata portion of any proceeds realized as a result of such dissolution, termination or sale, after deducting all costs, loss, damage and expense attributable to the default, shall apply the residue of the proceeds so realized to pay in whole or in part, as the case may be, the principal and interest then due upon the Note or the Obligations and shall return the surplus, if any, to the Maker and the Maker shall remain liable to the Sellers for any deficiency arising as a result thereof.

      The Sellers shall have no obligation to resort to the Collateral or any other security which is or may become available to it.

      4. Consent to Jurisdiction. The Maker consents that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from the Note or this Security Agreement shall, at the Sellers' discretion, be litigated only in courts located in the State of Texas or in the state where the Sellers or their successors maintain their principal place of business, and the Maker (i) consents and submits to the personal jurisdiction of any state or federal court located within said state(s), and (ii) waives any right to transfer or change the venue of litigation brought against the Maker.

      5. Assignability. The Maker acknowledges that the security interest granted hereby, as well as its Note, may be pledged, transferred or assigned by the Sellers, and hereby consents to any such pledge, transfer or assignment. The Maker acknowledges and agrees that, even if the Sellers sell, assign or otherwise transfer the Obligations to a third party, the security interest in the Collateral will be conveyed to such third party and will survive until the Obligations are paid in full. The Maker also acknowledges that the recipient of such pledge, transfer or assignment may rely on the representations made in this Security Agreement. In addition, the Maker understands that such Successor may be a "holder in due course" under applicable commercial law and hence certain defenses to non-payment may be unavailable against such Successor, and the Maker shall have no rights of set off, counterclaims or defenses to non-payment against the Sellers or such Successor based upon the conduct of the Sellers.


      6. Certain Additional Warranties and Representations. The Maker also makes each of the following warranties and representations:

      (a) The Maker has the corporate power and authority to carry on the business in which it is engaged and to purchase the Partnership interest and execute the Note.

      (b) The execution and delivery of this Security Agreement and the Note has been duly authorized by all necessary action and constitutes the legal, valid and binding obligations of the Maker enforceable in accordance with their terms.

      (C) The execution and delivery of this Security Agreement and the Note do not, and the performance of the terms thereof will not, contravene any provision of existing law or regulations, or of the Partnership Agreement, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of the Maker pursuant to, any indenture, mortgage, or other agreement or instrument or any judgment, decree, order or decision to which the Maker is a party or by which it is bound.

      (d) Under existing law, no approval, authorization, license, permit or other action by or filing with, any Federal, state, municipal or other governmental commission, board or agency is required in connection with the execution and delivery by the Maker of this Security Agreement or the Note.

      (e) The officer executing and delivering this Security Agreement on behalf of the Maker is duly authorized by the Maker and has full power and authority to execute these agreements and instruments and to make the warranties and representations contained therein.

      (f) The Maker represents that it owns all of the Collateral free and clear of any lien or encumbrance (other than the security interest granted hereby) and agrees that it will not encumber or grant any security interest in or file a financing statement other than in favor of the Sellers or their Successors as Secured Party with respect to the Collateral, or permit any of the foregoing, without the prior written consent of the Sellers or their Successors; and hereby represents that (except as aforesaid) it has not heretofore done so.

      (g) The Maker represents that its present principal place of business is as set forth on the signature page of this Security Agreement. If the Maker should relocate its principal place of business at any time prior to the satisfaction in full of the debt as represented by the Note for which this Security Agreement is executed as collateral, the Maker shall, within thirty (30) days of the date of said relocation, inform the Sellers of the new location.

      (h) The Maker agrees that it will make available to the Sellers such financial statements as the Maker may prepare in the normal course of its business, which the Sellers may reasonably request.

      (i) The Maker hereby specifically warrants and represents that should the Board of Directors of USET authorize additional amounts or shares of stock of USET, such additional shares of stock shall become subject to the terms of this Security Agreement as Additional Collateral.

      7. Notices. Any notice, demand or other communication which any party hereto may elect or be required to give to anyone interested hereunder shall be sufficiently given if (I) deposited, postage prepaid, in a United States mail box, stamped, registered or certified mail, return receipt requested, addressed to the address for that person in the Seller's books and records or (ii) delivered personally at such address.

      8. Severability. Each provision of this Security Agreement is intended to be severable from each other provision, and the validity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

      9. Applicable Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts to be performed wholly therein, without giving effect to any conflicts of law principles or cases.

      IN WITNESS WHEREOF, the Maker executes, accepts, adopts and agrees to be bound by all of the terms hereof by executing this Security Agreement on the date indicated below.

      IN WITNESS WHEREOF, the undersigned has executed this Security Agreement under seal on this 31st day of January, 1996.


                                        UPAT SERVICES, INC.

                                        By:  Frank R. McPike, Jr.

                                        Name: Frank R. McPike, Jr.

                                        Title: Vice President


CORPORATE ACKNOWLEDGMENT:

STATE OF CONNECTICUT         )
                             )
COUNTY OF FAIRFIELD          )


      On the 1st day of February, 1996, before me came Frank R. McPike, Jr., to me known, who being by me duly sworn, did depose and say that he is the Vice President of UPAT Services, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that he signed his name thereto by like order.

      WITNESS my hand and official seal.



                                    Donna Szybist
                                        Notary Public

                                  Donna Szybist
                                  NOTARY PUBLIC
                                  My Commission Expires July 31, 1998